UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2025
EXAGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39049	20-0434866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1261 Liberty Way
Vista, CA 92081
(Address of principal executive offices) (Zip Code)
(760) 560-1501
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XGN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Election of Director; Amendment of Non-Employee Director Compensation Program; Compensatory Arrangements of Certain Directors.

On July 17, 2025, upon the recommendation of the Nominating and Corporate Governance Committee (“Nominating Committee”) of the Board of Directors (the “Board”) of Exagen Inc. (the “Company”), and pursuant to the bylaws of the Company, the Board appointed, effective as of July 17, 2025 (the “Effective Date”), Charles S. McKhann to serve as a Class III director, with an initial term expiring at the Company’s 2028 annual meeting of stockholders. In connection with and effective as of his appointment to the Board, Mr. McKhann was also appointed to the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating Committee. Also in connection with his appointment, the size of the Board was increased from seven (7) members to eight (8) members, effective as of the Effective Date.

Mr. McKhann served as the President, Chief Executive Officer, and a member of the board of directors of Silk Road Medical, Inc. (“Silk Road”), a medical device company, from November 2023 to September 2024, when Silk Road was purchased by Boston Scientific Corporation (“Boston Scientific”), and served as Chief Executive Officer, President and a member of the Board of Directors of Apollo Endosurgery, Inc. (“Apollo”), a medical device company, from March 2021 to April 4, 2023, when Apollo was purchased by Boston Scientific. From October 2017 to December 2018, Mr. McKhann served as Chief Commercial Officer at ROX Medical, Inc., a medical device company. From July 2016 to April 2017, he served as Chief Commercial Officer of Torax Medical, Inc., a medical device company acquired by Johnson & Johnson in April 2017. From January 2015 to July 2016, he served as Chief Commercial Officer of Intersect ENT, Inc., a medical device company. In addition, from September 2012 to March 2021, he served as Managing Director of Vernon Consulting, Inc. Mr. McKhann holds a B.A. in Political Sciences and Economics and an M.B.A. from Stanford University.

Pursuant to the A&R Compensation Program (as defined below), which is incorporated by reference herein, on the Effective Date of Mr. McKhann’s appointment to the Board, he was granted restricted stock units (“RSUs”) representing the contingent right to receive up to 7,500 shares of the Company’s common stock with a par value of $0.001 per share (“Common Stock”), which RSUs will vest over four years in equal installments on each anniversary of the grant date, subject to his continuing service as of each vesting date. Additionally, at each annual meeting of the Company’s stockholders (an “Annual Meeting”) that is held while Mr. McKhann is serving on the Board, Mr. McKhann will be granted an option to purchase 9,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant, which will becomes fully vested and exercisable on the first to occur of (a) the first anniversary of the grant date or (b) the next occurring Annual Meeting. Mr. McKhann will also receive cash compensation for his service on the Board, the Compensation Committee and the Nominating Committee in accordance with the A&R Compensation Program. Mr. McKhann will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.35 to the Company’s Registration Statement on Form S-1/A, filed with the SEC on September 9, 2019 and is incorporated herein by reference.

There is no arrangement or understanding between Mr. McKhann and any other person pursuant to which Mr. McKhann was appointed as a director. Mr. McKhann is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Board has determined that Mr. McKhann is an independent director in accordance with the listing requirements of the Nasdaq Global Market and the standards promulgated by the Securities and Exchange Commission, including enhanced independence criteria applicable to members of the Compensation Committee and Nominating Committee.

Item 8.01 Other Events.

On July 17, 2025, upon the recommendation of the Compensation Committee, the Board approved the amendment and restatement of the Company’s non-employee director compensation program (as so amended and restated, the (“A&R Compensation Program”), a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference herein. The foregoing description of the A&R Compensation Program does not purport to be complete and is qualified in its entirety by reference to such exhibit.

On July 17, 2025, the Company issued a press release announcing the appointment of Mr. McKhann as a director, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended & Restated Non-Employee Director Compensation Program

99.1	Press Release dated July 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAGEN INC.

Date: July 17, 2025	By:	/s/ Jeffrey G. Black
Jeffrey G. Black
Chief Financial Officer